Exhibit 3.1

ARTICLES OF RESTATEMENT

OF THE ARTICLES OF INCORPORATION OF

F.N.B. CORPORATION

(effective October 18, 2001)

Article 1

The name of the Corporation is F.N.B. Corporation.

Article 2

The street address and mailing address of the initial principal office of the Corporation and the initial registered office of the Corporation is 2150 Goodlette Road North, 8th Floor, Naples, Florida 34102 and its registered agent at such address shall be Robert T. Reichert.

Article 3

The name and address of the Incorporator of the Corporation is James G. Orie, Esq., One F.N.B. Boulevard, Hermitage, Pennsylvania 16148.

Article 4

The term of existence of the Corporation shall be perpetual.

Article 5

The aggregate number of shares which the Corporation shall have authority to issue is Five Hundred Twenty Million (520,000,000) of which Twenty Million (20,000,000) shall be preferred stock, par value $0.01 per share, issuable in one or more series, and Five Hundred Million (500,000,000) shall be common stock, par value $0.01 per share.

A description of each such class of shares and a statement of the authority hereby vested in the Board of Directors of the Corporation to fix and determine the designations, preferences, qualifications, limitations, restrictions and special or relative rights and preferences granted to or imposed upon the shares of each class and series are as follows:

Section I. Preferred Stock

The Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the designation and the relative rights and preferences of the series so established, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

(i) The distinctive serial designation of such series;

(ii) The annual dividend rate for such series, and the date or dates from which dividends shall commence to accrue;

(iii) The redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

(iv) The sinking fund provisions, if any, for the redemption or purchase of shares of such series;

(v) The preferential amount or amounts payable upon shares of such series in the event of the voluntary or involuntary liquidation of the Corporation;

(vi) The voting rights of shares of such series;

(vii) The terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of shares of the Corporation into which such shares may be converted; and

(viii) Such other terms, limitations and relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolutions, lawfully fix and determine under the laws of the Commonwealth of Pennsylvania.

All shares of the Preferred Stock shall be of equal rank with each other, regardless of series.

A. Series A—Cumulative Convertible Preferred Stock

1. Designation and number of shares of series.

A series of Preferred Stock comprised of 60,000 shares is created, established and designated “Series A-Cumulative Convertible Preferred Stock” (hereinafter called “Series A Preferred Stock”).

2. Dividend rights.

2.1 The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, preferential cumulative dividends in cash at the annual rate of $1.68 per share and no more, payable in equal quarterly installments on the 15th days of March, June, September and December of each year. In the case of the issuance of shares of Series A Preferred Stock on or prior to June 30, 1985, such dividends shall be cumulative from and after June 30, 1985. In the case of the issuance of shares of other Series A Preferred Stock issued after such date, such dividends with respect to each of such other shares shall be cumulative from the quarterly dividend payment date next preceding the date of issuance of such shares to which dividends have been paid on Series A Preferred Stock (or from June 30, 1985 if such other shares are issued on or prior to the record date for the first dividend declared on Series A Preferred Stock), unless the date of issuance of such shares is a dividend payment date to which dividends have been paid on Series A Preferred Stock or a date between the record date for the determination of holders of Series A Preferred Stock entitled to receive a dividend which has been declared and the date for payment thereof, in either of which events such dividends shall be cumulative from such dividend payment date, so that all holders of record of Series A Preferred Stock outstanding on any record date for the determination of holders of Series A Preferred Stock entitled to receive any dividend thereon shall have the same dividend rights per share.

2.2 So long as any shares of the Series A Preferred Stock are outstanding, no dividends, other than (i) dividends on common stock payable in common stock, (ii) dividends payable in stock which is junior to the Series A Preferred Stock (both as to dividends and upon liquidation) and (iii) cash in lieu of fractional shares in connection with any such dividend, shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on the common stock or on any other stock junior to the Series A Preferred Stock as to dividends, unless there shall be no arrearages in dividends on the Series A Preferred Stock for any past quarterly dividend period, and all cumulative dividends shall have been paid or declared in full on the Series A Preferred Stock for the current quarterly dividend period.

2.3 Subject to the foregoing provisions, such dividends and other distributions (payable in cash, property or stock junior to the Series A Preferred Stock) as may be determined by the Board of Directors may be declared and paid from time to time on the common stock or on any other stock junior to the Series A Preferred Stock, without any right of participation therein by the holders of Series A Preferred Stock.

2.4 So long as any shares of the Series A Preferred Stock are outstanding, no shares of any stock junior to the Series A Preferred Stock shall be purchased, redeemed or otherwise acquired by the Corporation or by any subsidiary, except in connection with (i) a reclassification or exchange of any stock junior to the Series A Preferred Stock through the issuance of other stock junior to the Series A Preferred Stock (both as to dividends and upon liquidation), or (ii) the purchase, redemption or other acquisition of any stock junior to the Series A Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Series A Preferred Stock (both as to dividends and upon liquidation), nor shall any funds be set aside or made available for any purchase, redemption or sinking fund for the purchase or redemption of any stock junior to the Series A Preferred Stock, unless there shall be no arrearages in dividends on the Series A Preferred Stock for any past quarterly dividend period.

2.5 If there are any arrearages in dividends for any past quarterly dividend period on any series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends, or if dividends shall not have been paid or declared in full for the current quarterly period on all series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends to the extent that dividends on such other series of Preferred Stock are cumulative, any dividends paid or declared on the Series A Preferred Stock or on any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends shall be shared ratably by the holders of the Series A Preferred Stock and the holders of all such other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to dividends in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

3. Liquidation preference.

3.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (hereinafter sometimes called “liquidation”), the holders of the Series A Preferred Stock shall be entitled to receive a preferential liquidation payment in an amount equal to $25.00 per share plus all arrearages in dividends thereon to the date fixed for the liquidation payment (computed without interest), before any distribution shall be made to the holders of the common stock or any other stock junior to the Series A Preferred Stock as to distribution upon liquidation.

3.2 If the assets of the Corporation are insufficient to permit payment of the full preferential amount payable to the holders of the Series A Preferred Stock and of any other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to distribution upon liquidation, then the assets available for distribution to holders of the Series A Preferred Stock and the holders of such other series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to distribution upon liquidation shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of all such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon liquidation.

3.3 If the preferential liquidation payment shall have been made in full as provided herein, the remaining assets of the Corporation shall be distributed among the holders of common stock and other junior stock, according to their respective rights and preferences and in accordance with their respective holdings.

3.4 For the purposes of this section 3, a consolidation or merger of the Corporation with any other corporation shall not be deemed, as such, to constitute a liquidation, dissolution or winding up of the Corporation, but any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be a liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon the Series A Preferred Stock are not adversely affected by such reorganization.

4. Redemption.

The Series A Preferred Stock shall not be subject to call for redemption by the Corporation, nor shall any holder thereof have the right to require redemption of the Series A Preferred Stock.

5. Status of Series A Preferred Stock repurchased or declassified.

Shares of Series A Preferred Stock repurchased or declassified as such by future resolution of the Board of Directors shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series A Preferred Stock exchanged for shares of any other class or series shall thereby be deemed to be cancelled and the number of shares of Preferred Stock which the Corporation is authorized to issue shall be correspondingly reduced.

6. Restrictions on certain action affecting Series A Preferred Stock.

6.1 The Corporation will not (i) establish any other series of Preferred Stock ranking prior to, or authorize any other class of stock ranking prior to (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank prior to), the Series A Preferred Stock, either as to dividends or upon liquidation, or increase the authorized number of shares of any such other class or series of stock, or (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation or of this resolution so as to affect adversely the preferences, special rights or powers of the holders of the Series A Preferred Stock, or (iii) effect a merger or consolidation which would affect adversely the preferences, special rights or powers of the holders of the Series A Preferred Stock, without the consent given in writing without a meeting or affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 66-2/3 per cent of the shares of the Series A Preferred Stock then outstanding.

6.2 The Corporation may, without the consent or affirmative vote of any holders of the Series A Preferred Stock then outstanding, establish any other series of Preferred Stock ranking on a parity with, or authorize any other class of stock ranking on a parity with (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank on a parity with), the Series A Preferred Stock, either as to dividends or upon liquidation or both, or increase the authorized number of shares of any such other class or series.

7. Voting rights.

Holders of the Series A Preferred Stock shall be entitled to one vote for each share upon all matters upon which holders of common stock have the right to vote, and such votes shall be counted together with those of the common stock and not separately as a class or group; provided, however, that if from time to time the outstanding shares of common stock shall be increased by any subdivision of shares, or decreased by combination of shares, and the Series A Preferred Stock shall not simultaneously be so increased or decreased in the same proportion, the number of votes of each share of Series A Preferred Stock shall be adjusted so that the proportionate voting power of the Series A Preferred Stock and of the common stock shall be the same immediately after such increase or decrease as immediately before it to the nearest 1/10th of a vote per share.

8. Conversion rights.

8.1 The holders of Series A Preferred Stock shall be entitled, at any time or from time to time after June 30,1989, to surrender shares of the Series A Preferred Stock for conversion into shares of common stock of the Corporation. Subject to the provisions set forth in this section 8, each share of Series A Preferred Stock surrendered hereunder shall be converted, as of the close of business on the date of such surrender, into that number of shares of common stock having at that time an aggregate value equal to $25.00 (the “Conversion Price”).

8.2 In order to convert shares of Series A Preferred Stock into common stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent for the common stock, and shall give written notice to the Corporation at said office that he elects to convert the same or part thereof. The Corporation as soon as practicable thereafter will issue and deliver at said office to such holder a certificate for the number of full shares of common stock to which he shall be entitled hereunder; however, such holder shall be treated for all purposes as the record holder of such common stock at the time as of which such conversion takes place as aforesaid.

8.3 No fractional shares of common stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment, concurrently with issuance of the certificate for the full number of shares to which the holder is entitled, in an amount equal to the same fraction of the Stabilized Market Value (hereinafter defined) used to determine the holder’s entitlement to common stock.

8.4 In determining the number of shares of common stock to which the Series A Preferred Stock may be converted, the following provisions shall be applied, to wit:

(a) The Conversion Price shall be divided by the then Stabilized Market Value (hereinafter defined) per share, and the quotient shall determine the number of shares (calculated to ten-thousandths) of common stock issuable upon conversion, except in cases to which paragraph (b) applies.

(b) If (and for so long as) the Stabilized Market Value should be less than 80% of the Corporation’s last reported book value per share of common stock, the number of shares (calculated to ten-thousandths) of common stock issuable upon conversion of the Series A Preferred Stock shall be determined by the quotient obtained in dividing (x) the Conversion Price by (y) 80% of the Corporation’s last reported book value per share of common stock. This paragraph (b) shall not apply to conversions effected under Section 9 hereof.

(c) Adjustment shall be made for any dividends accrued on the Series A Preferred Stock during the current quarterly period in which shares thereof are surrendered for conversion, by increasing the Conversion Price by an amount equal to the quarterly dividend yield, prorated to the date on which conversion is effective, on the shares so surrendered. No adjustment shall be made on account of any prior dividends on the common stock issuable upon conversion; nor shall the Corporation be obligated to make any cash payment in respect of any such dividends in connection with the surrender and conversion of Series A Preferred Stock.

8.5(a) In case of any capital reorganization or any reclassification of the common stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of the Series A Preferred Stock shall thereafter be convertible into the kind(s) of stock or other securities or property to which a holder of the number of shares of common stock of the Corporation that might have been issued (disregarding the time limitation set forth in section 8.1) upon conversion of such share of the Series A Preferred Stock shall be entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made by the Corporation or the corporation formed by such consolidation or the corporation into which the Corporation shall have merged or the transferee of the Corporation’s assets, as the case may be, in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of the Series A Preferred Stock.

(b) If, after giving effect to any such consolidation, merger or conveyance of all or substantially all of the assets of the Corporation, the holders of the Corporation’s common stock (as a group) would own less than 50% of all the issued and outstanding voting stock of the corporation formed by such consolidation or the corporation surviving such merger or the transferee of the Corporation’s assets, as the case may be, then, notwithstanding the date set forth in section 8.1, the conversion rights of the holders of the Series A Preferred Stock shall be advanced to the close of business on the date on which the shareholders of the Corporation shall have approved the subject transaction.

8.6 In case:

(i) the Corporation shall authorize the granting to the holders of its common stock of rights to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

(ii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding shares of the Series A Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of common stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the date, if any, to be fixed as of which holders of common stock of record shall be entitled to exchange their shares of common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

8.7 The Corporation shall at all times reserve and keep available, out of its authorized but unissued common stock or out of shares of common stock held in its Treasury, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the full number of shares of common stock deliverable upon the conversion of all shares of the Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Pennsylvania, increase the authorized amount of its common stock if at any time the authorized number of shares of common stock remaining unissued or available from Treasury shall not be sufficient to permit the conversion of all of the shares of the Series A Preferred Stock at the time outstanding.

8.8 The Corporation will pay any and all issue taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of shares of the Series A Preferred Stock pursuant to this section 8 or section 9 hereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that in which the shares of the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such change in registration has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation, that such tax has been paid.

8.9 If any shares of common stock issuable upon conversion of the Series A Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be lawfully issued upon conversion, then the Corporation shall, in good faith and as expeditiously as possible, endeavor to obtain such registration or approval, as the case may be, but shall not be required to issue such shares until the requisite registration or approval has been obtained.

9. Required Conversion to Common Stock.

9.1 At the option of the Corporation, the Series A Preferred Stock shall be converted into common stock of the Corporation after one-half or more of the shares comprising the Series A Preferred Stock (disregarding shares declassified before issue) shall no longer be outstanding (whether by reason of conversion pursuant to section 8 hereof or repurchase or otherwise). Subject to the provisions of this section 9, such option may be exercised at any time by resolution of the Board of Directors, but only with respect to all the then outstanding Series A Preferred Stock.

9.2 Conversion of the Series A Preferred Stock pursuant to the option reserved in section 9.1 hereof may be required as of any quarterly dividend payment date (specified in section 2.1 hereof) to which all dividends have been declared and paid in full, as may be determined by the Board of Directors and fixed in the resolution directing such conversion. Notice of the required conversion of the Series A Preferred Stock shall be published once in two newspapers printed in the English language and customarily published on each business day and of general circulation, one in the City of Pittsburgh, Pennsylvania and one in Beaver Falls, Pennsylvania (or if no such newspaper is published in Beaver Falls, then publication in lieu thereof may be made in any other newspaper selected as appropriate for this purpose by the Treasurer of the Corporation), such publications to be at least 30 days prior to the date fixed by the Board of Directors for such conversion. Notice of such election shall also be mailed not less than 60 days nor more than 120 days prior to the date fixed for conversion to each holder of record of shares of the Series A Preferred Stock to be converted hereunder, at his address as the same may appear on the books of the Corporation.

9.3 Effective upon the date fixed for conversion, as specified in the resolution directing conversion hereunder, all shares of the Series A Preferred Stock with respect to the conversion of which such notices shall have been given (and which remain outstanding on the date so fixed) shall automatically be deemed to be no longer outstanding for any purpose, whether or not the certificates for such shares shall have been surrendered for conversion. All rights with respect to such shares shall thereupon cease and terminate except for the right of the respective holders of the certificates for such shares to receive, upon surrender thereof, duly endorsed, to the transfer agent for the common stock, certificates for the common stock issuable in respect to the conversion of their Series A Preferred Stock as of the date fixed for conversion.

9.4 The number of shares of common stock issuable upon required conversion shall be determined in accordance with the applicable provisions in section 8 hereof.

10. Miscellaneous.

10.1 The term “Stabilized Market Value” in this Resolution means the price per share of the Corporation’s common stock paid in secondary trading transactions during the 45-day period next preceding the date as of which Stabilized Market Value is to be determined hereunder, computed on a weighted average basis with respect to the numbers of shares involved in such transactions. Prices paid shall be ascertained in good faith by the Treasurer of the Corporation by reference to all reasonably available data deemed reliable by him for such purpose. If fewer than five secondary trading transactions are found to have occurred during such 45-day period, “Stabilized Market Value” shall be determined by reference to the median between the average bid and ask prices quoted during said period by any two market-makers selected for this purpose in good faith by the Treasurer of the Corporation.

10.2 The last reported book value of the Corporation’s common stock, for purposes of this Resolution, shall be determined by reference to the shareholder’s equity, calculated on a fully-diluted basis, of the Corporation as set forth in the most recent balance sheet of the Corporation filed with the Securities and Exchange Commission.

10.3 The shares of Series A Preferred Stock shall not have any relative or special rights and powers other than as set forth in this Resolution and in the Articles of Incorporation, as amended, of the Corporation.

B. 7-1/2 Cumulative Convertible Preferred Stock, Series B

1. Designation and number of shares of series.

A series of Preferred Stock comprised of 460,000 shares is created, established and designated “7-1/2% Cumulative Convertible Preferred Stock, Series B” (hereinafter called “Series B Preferred Stock”).

2. Dividend rights.

2.1 The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, preferential cumulative dividends in cash at the annual rate of $1.875 per share and no more, payable quarterly on March 15, June 15, September 15 and December 15 of each year commencing June 15, 1992. In the case of the issuance of shares of Series B Preferred Stock on or prior to May 15, 1992, such dividends shall be cumulative from and after May 15, 1992, and the initial dividend for the period commencing on May 15, 1992 to but not including June 15, 1992 shall be payable on June 15, 1992. Such initial dividend and all other dividends payable for a period less than a full quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the case of the issuance of other shares of Series B Preferred Stock issued after May 15, 1992 such dividends with respect to each of such other shares shall be cumulative from the quarterly dividend payment date next preceding the date of issuance of such shares to which dividends have been paid on Series B Preferred Stock (or from May 15, 1992 if such shares are issued on or prior to the record date for the first dividend declared on Series B Preferred Stock), unless the date of issuance of such shares is a dividend payment date to which dividends have been paid on Series B Preferred Stock or a date between the record date for the determination of holders of Series B Preferred Stock entitled to receive a dividend which has been declared and the date of payment thereof, in either of which events such dividend shall be cumulative from such dividend payment date, so that all holders of record of Series B Preferred Stock outstanding on any record date for the determination of holders of Series B Preferred Stock entitled to receive any dividend thereon shall have the same dividend rights per share.

2.2 So long as any shares of the Series B Preferred Stock are outstanding, no dividends, other than (i) dividends on common stock payable in common stock, (ii) dividends payable in stock which is junior to the Series B Preferred Stock (both as to dividends and upon liquidation), (iii) options, warrants or other rights to subscribe for or purchase common stock or other stock which is junior to the Series B Preferred Stock and (iv) cash in lieu of fractional shares in connection with any such dividend, shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on the common stock or on any other stock junior to the Series B Preferred Stock as to dividends, unless there shall be no arrearages in dividends on the Series B Preferred Stock for any past quarterly dividend period, and all cumulative dividends shall have been paid or declared in full on the Series B Preferred Stock for the current quarterly dividend period.

2.3 Subject to the foregoing provisions, such dividends and other distributions (payable in cash, property or stock junior to the Series B Preferred Stock) as may be determined by the Board of Directors may be declared and paid from time to time on the common stock or on any other stock junior to the Series B Preferred Stock, without any right of participation therein by the holders of Series B Preferred Stock.

2.4 So long as any shares of the Series B Preferred Stock are outstanding, no shares of any stock junior to the Series B Preferred Stock shall be purchased, redeemed or otherwise acquired by the Corporation or by any subsidiary, except in connection with (i) a reclassification or exchange of any stock junior to the Series B Preferred Stock through the issuance of other stock junior to the Series B Preferred Stock (both as to dividends and upon liquidation), or (ii) the purchase, redemption or other acquisition of any stock junior to the Series B Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Series B Preferred Stock (both as to dividends and upon liquidation), nor shall any funds be set aside or made available for any purchase, redemption or sinking fund for the purchase or redemption of any stock junior to the Series B Preferred Stock, unless there shall be no arrearages in dividends on the Series B Preferred Stock for any past quarterly dividend period.

2.5 If there are any arrearages in dividends for any past quarterly dividend period on any series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends, or if dividends shall not have been paid or declared in full for the current quarterly period on all series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends to the extent that dividends on such other series of Preferred Stock are cumulative, any dividends paid or declared on the Series B Preferred Stock or on any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends shall be shared ratably by the holders of the Series B Preferred Stock and the holders of all such other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to dividends in proportion to such respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

3. Liquidation preference.

3.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (hereinafter sometimes called “liquidation”), the holders of the Series B Preferred Stock shall be entitled to receive a preferential liquidation payment in an amount equal to $25.00 per share plus all arrearages in dividends thereon to, but not including, the date fixed for the liquidation payment (computed without interest) and no more, before any distribution shall be made to the holders of the common stock or any other stock junior to the Series B Preferred Stock as to distribution upon liquidation. The holders of the shares of the Series B Preferred Stock will not be entitled to receive the liquidation payment in respect of such shares until the liquidation preference of any other shares of the Corporation’s stock ranking senior to the Series B Preferred Stock with respect to the rights upon liquidation shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

3.2 If upon any liquidation the assets of the Corporation are insufficient to permit payment of the full preferential amount payable to the holders of the Series B Preferred Stock and of any other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to distribution upon liquidation, then the assets available for distribution to holders of the Series B Preferred Stock and the holders of such other series of Preferred Stock ranking on a parity with the Series B Preferred Stock as to distribution upon liquidation shall be distributed ratably to the holders of the Series B Preferred Stock and the holders of all such other series of Preferred Stock in proportion to the full preferential amounts payable on their respective shares upon liquidation.

3.3 If the preferential liquidation payment shall have been made in full as provided herein, the remaining assets of the Corporation shall be distributed among the holders of common stock and other junior stock, according to their respective rights and preferences and in accordance with their respective holdings, and the holders of the Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

3.4 For the purposes of this section 3, a consolidation or merger of the Corporation with any other corporation or a sale, lease or conveyance of all or any part of the Corporation’s property or business shall not be deemed, as such, to constitute a liquidation, dissolution or winding up of the Corporation, but any reorganization of the Corporation required by any court or administrative body in order to comply with any provision of law shall be deemed to be a liquidation, dissolution or winding up of the Corporation unless the preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon the Series B Preferred Stock are not adversely affected by such reorganization.

4. Redemption.

4.1 The Series B Preferred Stock shall not be subject to call for mandatory redemption by the Corporation, nor shall any holder thereof have the right to require redemption of the Series B Preferred Stock.

4.2 The Series B Preferred Stock shall be subject to redemption at the option of the Corporation for cash on at least 30 but not more than 60 days’ notice at any time or from time to time as a whole or in part, except that the Series B Preferred Stock may not be redeemed prior to May 15, 1996. With respect to any such redemption, the Series B Preferred Stock shall be redeemable at the following redemption prices per share, together in each case with accrued but unpaid dividends to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning on:

Year	Redemption Price Per Share of Convertible Preferred Stock
May 15, 1996	$26.125
May 15, 1997	25.938
May 15, 1998	25.750
May 15, 1999	25.563
May 15, 2000	25.375
May 15, 2001	25.188
May 15, 2002 and thereafter	25.00

4.3 Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the redemption price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the redemption date; (iv) the then-effective conversion rate and the place where certificates for such shares may be surrendered for conversion; (v) if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the redemption price; and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends.

At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the redemption price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, the City of New York, State of New York or the Commonwealth of Pennsylvania and having capital surplus and undivided profits of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series B Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Paragraph 8 at any time prior to the close of business on the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the redemption price, without interest, upon such surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series B Preferred Stock converted before the close of business on the redemption date shall be returned to the Corporation upon such conversion. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the redemption price.

4.4 Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series B Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series B Preferred Stock unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series B Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series B Preferred Stock.

4.5 If fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed, the Corporation shall select those to be redeemed by lot or on a pro rata basis or by any other method deemed by the Corporation to be equitable (with adjustments to avoid fractional shares).

4.6 Any shares of the Series B Preferred Stock for which a notice of redemption has been given may be converted into shares of Common Stock at any time before the close of business on the date fixed for the redemption as set forth in Section 8 below.

5. Status of Series B Preferred Stock repurchased or declassified.

Shares of Series B Preferred Stock repurchased or declassified as such by future resolution of the Board of Directors shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series. Shares of Series B Preferred Stock exchanged for shares of any other class or series shall thereby be deemed to be cancelled and the number of shares of Preferred Stock which the Corporation is authorized to issue shall be correspondingly reduced.

6. Restrictions on certain action affecting Series B Preferred Stock.

6.1 So long as any shares of Series B Preferred Stock remain outstanding, the Corporation will not, without the consent given in writing without a meeting or affirmative vote given in person or by proxy at a meeting called for the purpose, by the holders of at least 66-2/3 per cent of the shares of the Series B Preferred Stock then outstanding, (i) authorize, create or issue, or increase the authorized or issued amount of, any other series of Preferred Stock or any other class of stock ranking prior to (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank prior to), the Series B Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or (ii) amend, alter or repeal any of the provisions of the Articles of Incorporation or of this resolution so as to materially and adversely affect the preferences, special rights, privileges or voting powers of the holders of the Series B Preferred Stock, or (iii) effect a merger or consolidation which would affect materially and adversely the preferences, special rights, privileges or voting powers of the holders of the Series B Preferred Stock; provided, however, that any increase in the amount of the authorized preferred stock or any outstanding series of preferred stock or any other capital of the Corporation, or the creation and issuance of other series of preferred stock including the Series B Preferred Stock, or of any other capital stock of the Corporation, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, special rights, privileges or voting powers.

6.2 The Corporation may not, without the consent or affirmative vote of holders of the Series B Preferred Stock then outstanding as described in Section 6.1, establish any other series of Preferred Stock ranking on a parity with, or authorize any other class of stock ranking on a parity with (or issuable in series which may, by resolutions of the Board of Directors providing for the issue of such series, rank on a parity with) the Series B Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both (“Parity Stock”), or increase the authorized number of shares of any such other class or series, unless the Articles of Incorporation or Designation Statement creating or authorizing such class or series provide that if in any case the stated dividends or amounts payable upon liquidation, dissolution or winding up are not paid in full on the Series B Preferred Stock and all outstanding shares of Parity Stock, the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, dissolution or winding up ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full.

7. Voting rights.

Except as set forth in section 6 or as otherwise from time to time expressly required by law, holders of the Series B Preferred Stock shall not be entitled to vote.

8. Conversion rights.

8.1 The holders of Series B Preferred Stock shall be entitled, at any time, to surrender shares of the Series B Preferred Stock for conversion into shares of common stock of the Corporation. Subject to the provisions set forth in this section 8, each share of Series B Preferred Stock surrendered hereunder shall be converted, as of the close of business on the date of such surrender, into 1.6026 shares of common stock subject to adjustment as described in Section 8.4 (the “Conversion Rate”).

8.2 In order to convert shares of Series B Preferred Stock into common stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent for the common stock, and shall give written notice to the Corporation at said office that he elects to convert the same or part thereof. The Corporation as soon as practicable thereafter will issue and deliver at said office to such holder a certificate for the number of full shares of common stock to which he shall be entitled hereunder; however, such holder shall be treated for all purposes as the record holder of such common stock at the time as of which such conversion takes place as aforesaid.

8.3 No fractional shares of common stock shall be issued upon conversion of the Series B Preferred Stock. Instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment, concurrently with issuance of the certificate for the full number of shares to which the holder is entitled, in an amount equal to the product of (i) the fraction of a share which would otherwise be issuable, and (ii) the current market price of the Corporation’s common stock on the date of conversion.

8.4 The Conversion Rate shall be subject to adjustment from time to time as follows:

(a) In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock (or payable in certain rights or warrants entitling them to subscribe for common stock) at less than the current market price, then, as of such record date (or the date of such dividend distribution or subdivision if no record date is fixed) the Conversion Rate of the Series B Preferred Stock shall be appropriately increased so that the number of shares of common stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of common stock.

(b) If the number of shares of common stock outstanding at any time is decreased by a combination of the outstanding shares of common stock, then, following the record date of such combination, the Conversion Rate for the Series B Preferred Stock shall be appropriately decreased so that the number of shares of common stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of common stock.

(c) In the event the Corporation shall declare a distribution payable in the Corporation’s capital stock (other than common stock), evidences of indebtedness issued by the Corporation, assets (excluding cash dividends or distributions from retained earnings) or warrants or rights not referred to in section 8.4(a), then, in each such case for the purpose of this section, the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of common stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of common stock of the Corporation entitled to receive such distribution.

8.5 No adjustment in the Conversion Rate will be required unless such adjustment would require a change of at least .01 in the Conversion Rate then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

8.6 In the case of any consolidation or merger to which the Corporation is a party and as a result of which holders of common stock shall be entitled to receive securities, cash or other property with respect to or in exchange for such common stock, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any reclassification or change in outstanding shares of common stock (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of the common stock) there will be no adjustment of the Conversion Rate but the holder of each share of Series B Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation or merger, sale or conveyance or reclassification or change had such share been converted immediately prior to the effective date of such consolidation or sale or conveyance or reclassification or change. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of common stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of Series B Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

8.7 The Corporation shall at all times reserve and keep available, out of its authorized but unissued common stock or out of shares of common stock held in its Treasury, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, the full number of shares of common stock deliverable upon the conversion of all shares of the Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the Commonwealth of Pennsylvania, increase the authorized amount of its common stock if at any time the authorized number of shares of common stock remaining unissued or available from Treasury shall not be sufficient to permit the conversion of all of the shares of the Series B Preferred Stock at the time outstanding.

8.8 The Corporation will pay any and all issue taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of shares of the Series B Preferred Stock pursuant to this section 8. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of common stock in a name other than that in which the shares of the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such change in registration has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation, that such tax has been paid.

8.9 If any shares of common stock issuable upon conversion of the Series B Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be lawfully issued upon conversion, then the Corporation shall, in good faith and as expeditiously as possible, endeavor to obtain such registration or approval, as the case may be, but shall not be required to issue such shares until the requisite registration or approval has been obtained.

8.10 The Corporation reserves the right to make any adjustment in the Conversion Rate in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Corporation to its stockholders shall not be taxable. Except as stated above, the Conversion Rate will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock or carrying the right to purchase any of the foregoing.

Upon conversion no adjustments will be made for accrued dividends and, therefore, shares of the Series B Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date.

8.11 In the case of any share of Series B Preferred Stock that is converted after any record date with respect to the payment of a dividend on the Series B Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the “Dividend Due Date”) the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series B Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in next-day funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the share of Series B Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series B Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Series B Preferred Stock after such record date and prior to such Dividend Due Date, and the holder converting such share of Series B Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series B Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series B Preferred Stock surrendered for conversion or on any dividends on the shares of Common Stock issued upon conversion.

9. Miscellaneous.

9.1 The “current market price” of the Corporation’s common stock, for purposes of this Resolution, shall mean the average, for the ten trading days immediately preceding the date as of which “current market price” is to be determined, of (A) the median of the highest bid price and lowest ask price per share of the Corporation’s common stock as reported by the National Association of Securities Dealers Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (B) if the Corporation’s common stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Corporation’s common stock on the principal securities exchange on which the Corporation’s common stock is listed. If the Corporation’s common stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, “current market price” shall be determined in the manner set forth in clause (A) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (B) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the “current market price” shall be the average of actual sale prices of the Corporation’s common stock during the ten business days immediately preceding the date as of which “current market price” is to be determined.

9.2 The shares of Series B Preferred Stock shall not have any relative or special rights and powers other than as set forth in this Resolution and in the Articles of Incorporation, as amended, of the Corporation.

Section II. Common Stock

Except for and subject to those rights expressly granted to holders of the Preferred Stock by resolution or resolutions adopted by the Board of Directors pursuant to Section I of this Article 5 and except as may be provided by the laws of the Commonwealth of Pennsylvania, holders of the Common Stock shall have exclusively all other rights of shareholders.

Section III. Preemptive Rights; Cumulative Voting

A. The Corporation may issue shares, option rights, securities having conversion or option rights and any other securities of any class without first offering them to shareholders of any class or classes.

B. The shareholders shall not have any right of cumulative voting.

Article 6

A. Except as provided in paragraph C below, no corporate action of a character described in paragraph B below, and no agreement, plan or resolution providing therefor, shall be valid or binding upon the Corporation unless such corporate action shall have been approved in compliance with all applicable provisions of the Florida Business Corporation Act and these Articles and shall have been authorized by the affirmative vote of at least seventy-five percent of the outstanding shares of Common Stock entitled to vote, given in person or by proxy, at a meeting called for such purpose.

B. Corporate actions subject to the voting requirements of this Article 6 shall be:

(i) any merger or consolidation, or any sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of the Corporation; or

(ii) removal of the entire Board of Directors, a class of Directors or any member of the Board of Directors during his term without cause.

C. The voting requirements of this Article shall not apply to any transaction of a character described in clause (i) of paragraph B above if the Board of Directors shall have approved and recommended the transaction prior to the consummation thereof.

D. Except if otherwise specifically provided in the Bylaws of the Corporation such Bylaws may be altered or repealed and new Bylaws may be adopted by the Board or by the affirmative vote of the holders of at least seventy-five percent of the outstanding Common Stock entitled to vote.

E. For purposes of this Article 6, the following definitions shall apply:

(i) “Person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity.

(ii) “Substantial Part” shall mean more than twenty percent of the total consolidated assets of the Corporation, as shown on its consolidated balance sheet as of the end of the most recent fiscal year.

F. The affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Common Stock entitled to vote shall be required to amend or repeal this Article 6.

Article 7

A. The Board of Directors of the Corporation, when evaluating any proposal

(i) involving a tender or exchange offer for any security of the Corporation,

(ii) to merge or consolidate the Corporation with another corporation or other person, or

(iii) to purchase or otherwise acquire all or substantially all or a substantial part of the properties or assets of the Corporation,

shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and societies in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

The definitions set forth in Article 6, paragraph E of these Articles shall apply to this Article 7.

B. If the Board of Directors determines that a proposal of a character described in clause (i) or (ii) or (iii) of paragraph a above should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the Corporation’s securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

C. The affirmative vote of the holders of at least seventy-five percent of the outstanding shares of Common Stock entitled to vote shall be required to amend or repeal this Article 7.

Article 8

The following are provisions for the regulation of the internal affairs and business of the Corporation:

A. Bylaws

The Board of Directors of the Corporation shall have the power to make, alter, amend and repeal such Bylaws as it may deem necessary and convenient for the regulation and management of the Corporation not inconsistent with law or the Articles.

B. Indemnification

Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

C. Reserved Power

The Corporation shall be deemed for all purposes to have reserved the right to alter, change, or repeal any provision contained in its Articles or Bylaws to the extent now or hereafter permitted or prescribed by law, and all rights herein conferred upon shareholders and others are granted subject to such reservation.

Article 9

Any or all classes and series of shares or any part thereof, may be uncertificated shares to the extent now or hereafter permitted or prescribed by law.

Article 10

To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action.

IN WITNESS WHEREOF, the undersigned officer of F.N.B. Corporation has executed these Articles of Restatement of the Articles of Incorporation this 6th day of January, 2003.

F.N.B. CORPORATION

/s/ Gary L. Tice
Gary L. Tice
President and Chief Executive Officer

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

F.N.B. CORPORATION

AUTHORIZING

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES C

F.N.B. Corporation, a corporation organized and existing under the laws of the State of Florida (the “Corporation ), in accordance with the provisions of Section 607.0602 of the Florida Business Corporations Act (the “Act”) thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) or an applicable committee of the Board of Directors, in accordance with the articles of incorporation and bylaws of the Corporation and applicable law, adopted the following resolution on January 6, 2009 creating a series of 100,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series C”.

RESOLVED, that pursuant to the provisions of the articles of restatement of the articles of incorporation and the bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series C” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 100,000.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $25,000,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) “Signing Date” means Original Issue Date.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, F.N.B. Corporation has caused these Articles of Amendment to be signed by James G. Orie, its Chief Legal Officer, this 6th day of January, 2009.

F.N.B. Corporation

By:	/s/ James G. Orie
Name:	James G. Orie
Title:	Chief Legal Officer

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l) “Preferred Director” has the meaning set forth in Section 7(b).

(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock ) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

F.N.B. CORPORATION

AUTHORIZING

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES D

F.N.B. Corporation, a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.0602 of the Florida Business Corporation Act (the “Act”) thereof, does hereby certify:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the articles of incorporation and bylaws of the Corporation and applicable law, on June 7, 2011 duly adopted resolutions approving the creation of a series of 32,000 shares of Preferred Stock of the Corporation designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series D” which has the following voting and other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions:

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series D” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 32,000.

Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.

Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:

(a) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.

(d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.

(e) “Minimum Amount” means $8,000,000.

(f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

(g) “Signing Date” means Original Issue Date.

Part 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, F.N.B. Corporation has caused these Articles of Amendment to be signed by James G. Orie, its Chief Legal Officer, this 28th day of December, 2011.

F.N.B. Corporation

By:	/s/ James G. Orie
Name: James G. Orie
Title: Chief Legal Officer

ANNEX A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.

Section 2. Standard Definitions As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

(d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.

(f) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.

(h) “Dividend Period” has the meaning set forth in Section 3(a).

(i) “Dividend Record Date” has the meaning set forth in Section 3(a).

(j) “Liquidation Preference” has the meaning set forth in Section 4(a).

(k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.

(l) “Preferred Director” has the meaning set forth in Section 7(b).

(m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.

(n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

(o) “Share Dilution Amount” has the meaning set forth in Section 3(b).

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’

rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of December 23, 2008. On or after the first Dividend Payment Date falling on or after the third anniversary of December 23, 2008, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of December 23, 2008, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount as defined in the relevant certificate of designations for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock ) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ARTICLES OF AMENDMENT TO THE ARTICLES OF RESTATEMENT

OF THE ARTICLES OF INCORPORATION

OF

F.N.B. CORPORATION

DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS

OF

FIXED-TO-FLOATING RATE NON-CUMULATIVE

PERPETUAL PREFERRED STOCK, SERIES E

The undersigned, David B. Mogle, does hereby certify that:

1. The name of the corporation is F.N.B. Corporation, a corporation organized and existing under the laws of the State of Florida (the “Corporation”);

2. He is the Secretary of the Corporation; and

3. The Corporation’s Board of Directors (the “Board”), in accordance with the Corporation’s Articles of Incorporation, as amended (the “Articles”), and Bylaws, as amended (the “Bylaws”), and applicable law, at a meeting duly called, convened and held on October 28, 2013, authorized and adopted resolutions establishing and empowering a Pricing Committee of the Board (the “Pricing Committee”), and established limits specifically prescribed by the Board within which the Pricing Committee may authorize the issuance and sale by the Corporation of shares of its preferred stock, par value $0.01 per share (“Preferred Stock”), upon such terms as, within such specifically prescribed limits, may be fixed by the Pricing Committee. Pursuant to the authority conferred by the Board upon the Pricing Committee and the resolutions of the Board, the Pricing Committee adopted this amendment to the Corporation’s Articles of Incorporation (this “Amendment”), containing the following resolution on October 29, 2013, creating a series of up to 115,000 shares of Preferred Stock of the Corporation designated as “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E.”

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Pricing Committee by the Board, and in accordance with Section 607.0602 of the Florida Business Corporation Act and Article 5 of the Articles, the Pricing Committee, acting within the limits prescribed by the Board, hereby establishes the terms of the Corporation’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, $0.01 par value per share, and fixes and determines the authorized number of shares of the series, the dividend rate of shares of the series, the designations, and certain other powers, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, with the Articles hereby amended to add such terms as Part C of Article 5, Section I of the Articles as follows:

PART C. Express Terms of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E

1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E” (the “Non-Cumulative Perpetual Preferred Stock”). The authorized number of shares of Non-Cumulative Perpetual Preferred Stock initially shall be up to 115,000 shares.

2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.

3. Definitions. The following terms are used in this Part C (including the Standard Provisions in Annex A hereto) as defined below:

3.1 “Common Stock” means the common stock, $0.01 par value per share, of the Corporation.

3.2 “Junior Stock” means the Common Stock, and any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks junior in priority to the Non-Cumulative Perpetual Preferred Stock as to dividend rights and as to rights on liquidation, dissolution or winding up of the Corporation.

3.3 “Liquidation Preference” means $1,000 per share of Non-Cumulative Perpetual Preferred Stock plus any declared and unpaid dividends thereon, without regard to any undeclared dividends.

3.3 “Liquidation Value” means $1,000 per share of Non-Cumulative Perpetual Preferred Stock.

3.4 “Parity Stock” means any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks equally with the Non-Cumulative Perpetual Preferred Stock as to dividend rights and as to rights on liquidation, dissolution or winding up of the Corporation.

4. Certain Voting Matters. Holders of the Preferred Stock shall have no voting rights, except as to certain matters set forth herein or as otherwise provided by applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Articles of Amendment as of the date first written above.

/s/ David B. Mogle
David B. Mogle, Secretary

Annex A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Non-Cumulative Perpetual Preferred Stock shall be identical in all respects to every other share of Non-Cumulative Perpetual Preferred Stock, except for the Original Issue Date from which dividends shall accrue. The Non-Cumulative Perpetual Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Articles of Designation (as defined below). The Non-Cumulative Perpetual Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding-up of the Corporation.

Section 2. Standard Definitions. As used herein with respect to Non-Cumulative Perpetual Preferred Stock:

(a) “Applicable Dividend Rate” means, when, as and if declared by the Board or a duly authorized committee of the Board, (i) 7.25% per annum on each Dividend Payment Date relating to a Fixed Rate Period (and for such Fixed Rate Period) and (ii) Three-month LIBOR on the related Dividend Determination Date plus 4.60% per annum on each Dividend Payment Date relating to a Floating Rate Period (and for such Floating Rate Period).

(b) “Appropriate Federal Banking Agency” means the Federal Reserve or any “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Articles of Designation” means the Articles of Amendment of the Articles of Restatement of the Articles of Incorporation of the Corporation designating the preferences, rights and limitations of the Non-Cumulative Perpetual Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.

(d) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the City of New York.

(e) “Bylaws” means the Bylaws of the Corporation, as they may be amended from time to time.

(f) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time.

(g) “Dividend Parity Stock” means any other class or series of capital stock of the Corporation that ranks equally with the Non-Cumulative Perpetual Preferred Stock in the payment of dividends.

(h) “Dividend Determination Date” means, with respect to the Floating Rate Period, the second London Business Day immediately preceding the first day of the applicable Dividend Period.

(i) “Dividend Payment Date” has the meaning set forth in Section 3(a).

(j) “Dividend Period” has the meaning set forth in Section 3(a).

(k) “Dividend Record Date” has the meaning set forth in Section 3(a).

(l) “DTC” means The Depository Trust Company, together with its successors and assigns.

(m) “Federal Reserve” means the Board of Governors of the Federal Reserve System and its delegates.

(n) “Fixed Rate Period” means each Dividend Period relating to a Dividend Payment Date on or before February 15, 2024.

(o) “Floating Rate Period” means each Dividend Period relating to a Dividend Payment Date after February 15, 2024.

(p) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(q) “Nonpayment Event” has the meaning specified in Section 7(b).

(r) “Original Issue Date” means the date on which shares of Non-Cumulative Perpetual Preferred Stock are first issued.

(s) “Preferred Director” has the meaning set forth in Section 7(b).

(t) “Preferred Stock” means any and all classes and series of preferred stock of the Corporation, including the Non-Cumulative Perpetual Preferred Stock.

(u) “Redemption Price” means $1,000 per share of Non-Cumulative Perpetual Preferred Stock, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends.

(v) A “Regulatory Capital Treatment Event” means the good faith determination by the Board or a duly authorized committee of the Board that, as a result of any (i) amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the Original Issue Date; (ii) proposed change in those laws or regulations that is announced or becomes effective after the Original Issue Date; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Original Issue Date, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full Liquidation Value of all shares of Non-Cumulative Perpetual Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve or other Appropriate Federal Banking Agency, as then in effect and applicable, for as long as any share of Non-Cumulative Perpetual Preferred Stock is outstanding.

(w) “Reuters Screen LIBOR01” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

(x) “Standard Provisions” means these Standard Provisions that form a part of the Articles of Designation relating to the Non-Cumulative Perpetual Preferred Stock.

(y) “Three-month LIBOR” means, with respect to any Floating Rate Period, the rate expressed as a percentage per annum for deposits in U.S. dollars for a three-month period that rate appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the Dividend Determination Date for such Floating Rate Period.

If no such rate appears, the Calculation Agent shall request the principal London offices of four major reference banks in the London interbank market, selected by the Calculation Agent as directed by the Corporation, to provide the Calculation Agent with its offered quotation at approximately 11:00, a.m., London time, on such Dividend Determination Date for deposits in U.S. dollars for a three-month period, commencing on the first day of such Floating Rate Period to prime banks in the London interbank market and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, Three-month LIBOR for such Floating Rate Period shall be the arithmetic mean of such quotations (rounded upward if necessary to the nearest 0.00001 of 1%).

If fewer than two such quotations are provided as described in the preceding paragraph, Three-month LIBOR with respect to such Floating Rate Period shall be the arithmetic mean (rounded upward if necessary to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Dividend Determination Date by three major banks in the City of New York, selected by the Calculation Agent as directed by the Corporation, for loans in U.S. dollars to leading European banks for a three-month period, commencing on the first day of such Floating Rate Period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.

If fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described in the preceding paragraph, Three-month LIBOR with respect to such Floating Rate Period determined on the Dividend Determination Date shall be the Three-month LIBOR in effect for the immediately preceding Floating Rate Period or, if there was no such preceding Floating Rate Period, the dividend payable will be based on the Applicable Dividend Rate relating to the Fixed Rate Period.

(z) “Voting Parity Stock” means, with regard to any matter as to which the holders of Non-Cumulative Perpetual Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Articles of Designation, any and all classes or series of Dividend Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of the Non-Cumulative Perpetual Preferred Stock shall be entitled to receive, on each share of Non-Cumulative Perpetual Preferred Stock, if, when and as declared by the Board, or any duly authorized committee of the Board, but only out of legally available assets, non-cumulative cash dividends. Dividends are not mandatory. Such dividends shall not be cumulative and shall be payable quarterly in arrears on the 15th day of February, May, August and November of each year, commencing February 15, 2014 (each such date, a “Dividend Payment Date”). Dividends on the Non-Cumulative Perpetual Preferred Stock shall accrue on the Liquidation Value per share of Non-Cumulative Perpetual Preferred Stock at the Applicable Dividend Rate. A “Dividend Period” is the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on and include the Original Issue Date. Any dividend payable on Non-Cumulative Perpetual Preferred Stock in respect of any Dividend Period will be computed by the Calculation Agent (i) in respect of the Fixed Rate Period, on the basis of a 360-day year consisting of twelve 30-day months and (ii) in respect of the Floating Rate Period, on the basis of a 360-day year and the actual number of days in such Dividend Period. Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward. If any Dividend Payment Date applicable to a Fixed Rate Period is not a Business Day, then the related payment of dividends will be made on the next succeeding Business Day, and no additional dividends will accrue on any payment. If any Dividend Payment Date applicable to a Floating Rate Period is not a Business Day, then such Dividend Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next calendar month, in which case such Dividend Payment Date will be the immediately preceding Business Day, and, in any case, dividends will accrue to, but excluding, the applicable Business Day.

The Corporation shall not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Non-Cumulative Perpetual Preferred Stock. The Calculation Agent’s determination of the Applicable Dividend Rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error. The Corporation may terminate the appointment of the Calculation Agent and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Non-Cumulative Perpetual Preferred Stock is outstanding, an entity appointed and serving as such agent. The Calculation Agent may be an entity affiliated with the Corporation.

Dividends that are payable on the Non-Cumulative Perpetual Preferred Stock on any Dividend Payment Date will be payable to holders of record of Non-Cumulative Perpetual Preferred Stock as they appear on the books of the Corporation on the applicable record date, which shall not be less than 15 calendar days or more than 30 calendar days before the applicable Dividend Payment Date, as shall be fixed by the Board or any duly authorized committee of the Board (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Holders of Non-Cumulative Perpetual Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Non-Cumulative Perpetual Preferred Stock as specified in this Section 3. If the Board (or a duly authorized committee of the Board) does not declare a full dividend on the Non-Cumulative Perpetual Preferred Stock in respect of a Dividend Period before the related Dividend Payment Date, then no dividend shall be deemed to have accrued for such Dividend Period, no dividend shall be payable on the applicable Dividend Payment Date, and the Corporation shall have no obligation to pay any dividend for such Dividend Period, whether or not the Board (or a duly authorized committee of the Board) declares a dividend for any future Dividend Period with respect to the Non-Cumulative Perpetual Preferred Stock or at any future time with respect to any other class or series of the Corporation’s capital stock.

(b) Priority of Dividends. So long as any share of Non-Cumulative Perpetual Preferred Stock remains outstanding, unless (i) the full dividends for the most recently completed Dividend Period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Non-Cumulative Perpetual Preferred Stock and (ii) the Corporation is not in default on its obligation to redeem any shares of Non-Cumulative Perpetual Preferred Stock that have been called for redemption, (A) no dividend or distribution shall be declared, paid or set aside for payment on any Junior Stock (other than dividends payable solely in Junior Stock or any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under such plan); (B) no Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) as a result of any reclassification of Junior Stock or into other Junior Stock, (2) the exchange or conversion of Junior Stock for or into other Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other Junior Stock, (4) purchases, redemptions or other acquisitions of Junior Stock in connection with any employee contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants of the Corporation, (5) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock in the ordinary course of its business, (6) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan, (7) purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (8) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary or (9) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians; and (C) no Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Non-Cumulative Perpetual Preferred Stock and any Parity Stock, (2) as a result of a reclassification of any Parity Stock for or into other Parity Stock, (3) the exchange or conversion of any Parity Stock for or into other Parity Stock or Junior Stock, (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (5) purchases of shares of Parity Stock pursuant to a contractually binding requirement to buy Parity Stock existing prior to the most recently completed Dividend Period, including under a contractually binding stock repurchase plan, (6) purchase of fractional interests in shares of

Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (7) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market making, stabilization or customer facilitation transactions in Parity Stock in the ordinary course of business, (8) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary, or (9) the acquisition by the Corporation or any of its subsidiaries of record ownership in Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of its subsidiaries), including as trustees or custodians. No monies shall be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation.

If dividends are not paid in full on the shares of Non-Cumulative Perpetual Preferred Stock and any shares of Dividend Parity Stock, dividends may be declared and paid on the Non-Cumulative Perpetual Preferred Stock and all such Dividend Parity Stock on a proportional basis so that the amount of dividends declared per share shall bear to each other the same ratio that accrued dividends for the then current Dividend Period per share of the Non-Cumulative Perpetual Preferred Stock and accrued dividends, including any accumulations, on any Dividend Parity Stock bear to each other.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise), as may be determined by the Board or any duly authorized committee of the Board, may be declared and paid on the Common Stock and any other Junior Stock, from time to time out of any assets legally available for such payment, and the holders of the Non-Cumulative Perpetual Preferred Stock or Dividend Parity Stock shall not be entitled to participate in any such dividends. Holders of Non-Cumulative Perpetual Preferred Stock shall not be entitled to receive any dividends not declared by the Board (or a duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Non-Cumulative Perpetual Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause the Corporation to fail to comply with laws and regulations applicable thereto, including the applicable capital adequacy guidelines of the Federal Reserve or, as and if applicable, the capital adequacy guidelines or regulations of any successor or other Appropriate Federal Banking Agency.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Non-Cumulative Perpetual Preferred Stock shall be entitled to receive the Liquidation Preference for each share of Non-Cumulative Perpetual Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to shareholders of the Corporation, subject to the rights of any creditors of the Corporation, and subject to the rights of holders of any securities ranking senior to Non-Cumulative Perpetual Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other capital stock of the Corporation ranking junior to Non-Cumulative Perpetual Preferred Stock as to such distribution. After payment of the full amount of such liquidation distribution, the holders of Non-Cumulative Perpetual Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

(b) Partial Payment. If in any distribution described in Section 4(a) above, the assets of the Corporation or the proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Non-Cumulative Perpetual Preferred Stock and the corresponding amounts payable with respect of any other capital stock of the Corporation ranking equally with Non-Cumulative Perpetual Preferred Stock as to such distribution, holders of Non-Cumulative Perpetual Preferred Stock and the holders of such other capital stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Non-Cumulative Perpetual Preferred Stock and the corresponding amounts payable with respect of any other capital stock of the Corporation ranking equally with Non-Cumulative Perpetual Preferred Stock as to such distribution have been paid in full, the holders of Junior Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, neither the sale, conveyance, exchange or transfer (whether for cash, securities or other property) of all or substantially all of the assets or business of the Corporation nor the merger or consolidation of the Corporation with or into any other corporation or other entity, or by another entity with or into the Corporation, whether for cash, securities or other property, individually or as part of a series of transactions, shall constitute a liquidation, dissolution or winding up of the Corporation.

Section 5. Redemption.

(a) Optional Redemption. Except as provided below, the Non-Cumulative Perpetual Preferred Stock may not be redeemed prior to February 15, 2024. On and after February 15, 2024, the Corporation may, at its option, on any Dividend Payment Date, subject to the prior approval of the Federal Reserve or other Appropriate Federal Banking Agency, redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Non-Cumulative Perpetual Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at the Redemption Price.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, it may, at its option, subject to the prior approval of the Federal Reserve or other Appropriate Federal Banking Agency, upon notice given as provided in Section 5(c) below, redeem, all (but not less than all) of the shares of Non-Cumulative Perpetual Preferred Stock at the time outstanding at the Redemption Price.

The Redemption Price for any shares of Non-Cumulative Perpetual Preferred Stock shall be payable on the date fixed for redemption to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent, if the shares of Non-Cumulative Perpetual Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the Redemption Price on the dated fixed for redemption but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Non-Cumulative Perpetual Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Non-Cumulative Perpetual Preferred Stock will have no right to require redemption or repurchase of any shares of Non-Cumulative Perpetual Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Non-Cumulative Perpetual Preferred Stock shall be given to the holders of record of the shares to be redeemed either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation (provided that, if Non-Cumulative Perpetual Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC), or by such other method approved by the depositary for the Non-Cumulative Perpetual Preferred Stock, in its reasonable discretion. Such notice shall be mailed (or otherwise given as permitted by DTC or approved by the depositary, if applicable) not less than 30 days nor more than 60 days prior to the date fixed for redemption. Any notice mailed (or otherwise given as permitted by DTC or approved by the depositary, if applicable) as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail (or otherwise as permitted by DTC or approved by the depositary, if applicable), or any defect in such notice or in the mailing (or other method of giving such notice as permitted by DTC or approved by the depositary, as applicable) thereof, to any holder of shares of Non-Cumulative Perpetual Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Non-Cumulative Perpetual Preferred Stock. Each notice of redemption given to a holder shall state: (1) the date fixed for redemption; (2) the number of shares of the Non-Cumulative Perpetual Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Redemption Price; (4) if the shares of Non-Cumulative Perpetual Preferred Stock are issued in certificated form, the place or places where the certificates evidencing shares of Non-Cumulative Perpetual Preferred Stock are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares of Non-Cumulative Perpetual Preferred Stock to be redeemed shall cease to accrue on the date fixed for redemption.

(d) Partial Redemption. In case of any redemption of only part of the shares of Non-Cumulative Perpetual Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, and to the prior approval of the Federal Reserve or other applicable Appropriate Federal Banking Agency, the Board or any duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Non-Cumulative Perpetual Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate (if the shares of Non-Cumulative Perpetual Preferred Stock are issued in certificated form) are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the date fixed for redemption specified in the notice, all funds necessary for the redemption have been deposited by the Corporation, separate and apart from its other assets, in trust for the benefit of the holders of the shares of Non-Cumulative Perpetual Preferred Stock called for redemption, with a bank or trust company doing business in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $500 million and selected by the Board, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate (if the shares of Non-Cumulative Perpetual Preferred Stock are issued in certificated form) for any share so called for redemption has not been surrendered for cancellation, whether or not the shares of Non-Cumulative Perpetual Preferred Stock are issued in certificated form, on and after the date fixed for redemption dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such date fixed for redemption cease and terminate, except only the right of the holders thereof to receive the Redemption Price from such bank or trust company out of the funds so deposited, without interest. The Corporation shall then be entitled to receive, from time to time, from the date fixed for redemption any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the date fixed for redemption shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the holders of record of the shares of Non-Cumulative Perpetual Preferred Stock called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest thereon.

(f) Status of Redeemed Shares. Shares of Non-Cumulative Perpetual Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, provided that any such cancelled shares of Non-Cumulative Perpetual Preferred Stock may be reissued only as shares of any class or series of Preferred Stock other than Non-Cumulative Perpetual Preferred Stock.

Section 6. No Conversion Rights. Holders of shares of Non-Cumulative Perpetual Preferred Stock shall have no right to exchange or convert such shares into any other class or series of the Corporation’s securities.

Section 7. Voting Rights.

(a) General. The holders of Non-Cumulative Perpetual Preferred Stock shall not have any voting rights except as set forth below or as required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Non-Cumulative Perpetual Preferred Stock or Voting Parity Stock have not been paid for an aggregate amount equal to the amount of dividends payable on the Non-Cumulative Perpetual Preferred Stock for six or more Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the Non-Cumulative Perpetual Preferred Stock, with holders of any Voting Parity Stock outstanding at the time, voting together as a class based on respective liquidation preferences, shall have the right to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Corporation’s next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held at such next annual or special meeting of shareholders)) and at each subsequent annual meeting of shareholders until all full dividends have been declared and paid on the Non-Cumulative Perpetual Preferred Stock and all Voting Parity Stock then outstanding for at least four consecutive Dividend Periods after the Nonpayment Event, except as provided by law, subject to revesting in the event of each and every subsequent Nonpayment Event. When dividends have been declared and paid in full on the Non-Cumulative Perpetual Preferred Stock for at least four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Non-Cumulative Perpetual Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to re-vesting of such voting rights in the case of any future Nonpayment Event), and the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the Corporation’s authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause by a majority of the outstanding shares of Non-Cumulative Perpetual Preferred Stock and any Voting Parity Stock, voting together as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose, by means of written consent, a successor who shall hold office for the unexpired term in respect of which such vacancy occurred, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Non-Cumulative Perpetual Preferred Stock and any Voting Parity Stock, voting together as a class.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Non-Cumulative Perpetual Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles, the vote or consent of the holders of at least 66 2/3% of the shares of the Non-Cumulative Perpetual Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Articles, including the Articles of Designation, to create, issue, authorize or increase the authorized amount of any class or series of capital stock of the Corporation ranking senior to the Non-Cumulative Perpetual Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, distribution or winding-up of the Corporation, or to issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such class or series of capital stock;

(ii) Amendment, Alteration or Repeal of Non-Cumulative Perpetual Preferred Stock. Any amendment, alteration or repeal of the Articles or the Articles of Designation so as to adversely affect the special powers, preferences, privileges or rights of the Non-Cumulative Perpetual Preferred Stock, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Non-Cumulative Perpetual Preferred Stock, the sale, conveyance, exchange or transfer of all or substantially all of the assets or business of the Corporation or a merger or consolidation of the Corporation with or into another entity, unless in each case the shares of Non-Cumulative Perpetual Preferred Stock (x) remain outstanding or (y) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have terms that are not materially less favorable then the Non-Cumulative Perpetual Preferred Stock immediately prior to such consummation;

provided, however, that for all purposes of this Section 7(c), the authorization, creation and issuance, or an increase in the authorized or issued amount of, Junior Stock or any class or series of capital stock, or any securities convertible into or exchangeable or exercisable for Junior Stock or any class or series of capital stock, that by its terms expressly provides that it ranks pari passu with the Non-Cumulative Perpetual Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon the liquidation, dissolution or winding-up of the Corporation shall not be deemed to adversely affect the special powers, preferences, privileges or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Non-Cumulative Perpetual Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Non-Cumulative Perpetual Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Non-Cumulative Perpetual Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Non-Cumulative Perpetual Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such meeting or such consents shall be governed by any rules that the Board or any duly authorized committee of the Board, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Non-Cumulative Perpetual Preferred Stock (or interests in the Non-Cumulative Perpetual Preferred Stock including depositary receipts) is listed or traded at the time.

Section 8. No Preemptive Rights. No share of Non-Cumulative Perpetual Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Non-Cumulative Perpetual Preferred Stock may deem and treat the record holder of any share of Non-Cumulative Perpetual Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Non-Cumulative Perpetual Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or by such other method approved by the depositary, in its reasonable discretion, and, with respect to any redemption thereof, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or if given in such other manner as may be permitted in these Articles of Designation, in the Articles or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Non-Cumulative Perpetual Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the holders of Non-Cumulative Perpetual Preferred Stock in any manner permitted by DTC or such facility.

Section 11. Certificates. The Corporation may at its option issue shares of Non-Cumulative Perpetual Preferred Stock without certificates. If certificated, the Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 12. Other Rights. The shares of Non-Cumulative Perpetual Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles or as provided by applicable law.